EXHIBIT 10.17B


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT



This FIRST AMENDMENT, made as of the 5th day of May, 1999, to the Employment Agreement, made as of the 1st day of March, 1997, (the "Agreement") between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the "Company") and STEPHEN F. GOLDSCHMIDT, an individual (the "Executive").



                                WITNESSETH THAT:



     (1) The Company and the Executive hereby agree to amend the Agreement as set forth in sections (2), (3) and (4) below:


     (2) By adding after the final sentence of Section (2) the following sentence: "For purposes of this agreement, any such change in officership position will be consistent with the Executive's abilities and consist of duties and responsibilities comparable to those of the officership position on the 1st day of April, 1999".


     (3) By, in SCHEDULE A Section (B), deleting the first sentence and adding in its place the following sentence: The Officer's choice of the addition of six years of age or six years of service deemed as an employee of the Company, or any combination (not to exceed 6) of whole and partial years of age and whole and partial years of service as an employee of the Company, in the calculation of a supplemental retirement benefit payable by the Company to the Officer in an amount equal to the excess of (A) over (B), where (A) is a retirement benefit calculated in accordance with the Company's Pension Plan, but with the aforesaid addition of whole and partial years of age and/or service, and (B) is the benefit payable to the Officer under the Company's Pension Plan, plus the Officer's choice of the addition of seven years of age or seven years of service deemed as an employee of the Company, or any combination (not to exceed 7) of whole and partial years of age and whole and partial years of service as an employee of the Company, in the calculation of the benefits payable to the Officer under the Company's retiree medical benefit plan(s).


     (4) By additionally in SCHEDULE A Section (B) adding after the final sentence: " The supplemental retirement benefit shall be paid from the Supplemental Retirement Benefit Trust of the Company that was established by an agreement between the Company and State Street Bank and Trust Company, dated as of June 1, 1995 and amended effective December 31, 1995".


     (5) All the terms and conditions of the Agreement, as amended hereby, are and shall remain in full force and effect

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     (6)  This First  Amendment to the  Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



       IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

THE UNITED ILLUMINATING COMPANY


                                                    ATTEST:
By    /s/ Nathaniel D. Woodson
  ---------------------------------------
  Its Chairman of the Board of Directors,
  President and Chief Executive Officer


                                                       /s/ Kurt Mohlman
                                                -----------------------------
                                                     Treasurer and Secretary
     /s/ Stephen J. Goldschmidt
  ---------------------------------------
         Stephen J. Goldschmidt